UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 22, 2026

SiteOne Landscape Supply, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37760	46-4056061
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Colonial Center Parkway, Suite 600 Roswell, Georgia	30076
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

(470) 277-7000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	SITE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On April 22, 2026, certain subsidiaries of SiteOne Landscape Supply, Inc. entered into the First Amendment to Amended and Restated Credit Agreement, dated as of April 22, 2026 (the “First Amendment”), by and among SiteOne Landscape Supply Holding, LLC and SiteOne Landscape Supply, LLC, as borrowers (collectively, the “Borrowers”), JPMorgan Chase Bank, N.A., as administrative agent and collateral agent, swingline lender and issuing lender (the “Agent”) and the several banks and other financial institutions party thereto. The First Amendment amends the Amended and Restated Credit Agreement, dated as of July 22, 2022, among the Borrowers, the Agent and the several banks and other financial institutions from time to time party thereto in order to, among other things, (i) extend the final scheduled maturity to April 22, 2031, subject to a springing maturity date of 91 days prior to the maturity of the Second Amended and Restated Credit Agreement, dated as of March 23, 2021, among the Borrowers, the lenders party thereto from time to time and JPMorgan Chase Bank, N.A., as administrative agent and collateral agent thereunder, as the same may be amended, restated, supplemented, waived or otherwise modified from time to time, (ii) increase the letter of credit sublimit from $30 million to $50 million, (iii) remove the 10 basis point credit spread adjustment that was applied to SOFR-based borrowings and (iv) make such other changes as agreed to by the parties pursuant to the First Amendment.

The foregoing summary is qualified in its entirety by reference to the text of the First Amendment, which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

(d) Exhibits

10.1	First Amendment to Amended and Restated Credit Agreement, dated as of April 22, 2026, by and among SiteOne Landscape Supply Holding, LLC, SiteOne Landscape Supply, LLC, JPMorgan Chase Bank, N.A., as administrative agent and collateral agent, swingline lender and issuing lender, and the several banks and other financial institutions party thereto.*
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish on a supplemental basis to the SEC a copy of any omitted schedule or exhibit upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SITEONE LANDSCAPE SUPPLY, INC.

By:	/s/ Travis Jackson
Travis Jackson
General Counsel & Secretary

Date: April 24, 2026